Exhibit 99.1

October 24, 2005

The Board of Directors of First Georgia Community Bank is pleased to announce that Emory B. Lewis has been selected as President and Chief Executive Officer.

Mr. Lewis was previously President and Chief Executive Officer of First American Bank and Trust Company in Athens, Georgia where he has been employed since 1989. Prior to 1989, Mr. Lewis has served as President and Chief Executive Officer with banks in Peachtree City, Georgia and Monroe, Georgia. He is a graduate of Emory University in Atlanta, Georgia, and Graduate School of Credit and Financial Management, Dartmouth College, Hanover, New Hampshire.

Mr. Lewis has served as:

State Chairman, Georgia Heart Association

President, Community Bankers Association of Georgia

Director, Georgia Bankers Association

President, Board of Trustees, Athens Rotary Foundation, a division of Athens Rotary Club

Elder, Presbyterian Church

Mr. Lewis and his wife, Sarah, have three children.

Mr. Lewis looks forward to being a part of the community through his employment at First Georgia Community Bank.

Contact:

George L. Weaver, Chairman

Board of Directors